                              AMENDED AND RESTATED
                       MASTER DISTRIBUTION AND INDIVIDUAL
                            SHAREHOLDER SERVICES PLAN

            AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
                                 (THE "ISSUER")

                                     C CLASS

SECTION 1. FEES

a.   DISTRIBUTION  FEE. For  purposes of paying  costs and expenses  incurred in providing  the  services  set forth in  SECTION 2 below,  the series of the
     Issuer  identified  on SCHEDULE A (the  "Funds")  shall pay the  investment advisor  engaged  by the Funds  (the  "Advisor"),  as paying  agent for the
     Funds,  a fee equal to 75 basis  points  (0.75%)  per annum of the  average daily  net  assets  of the  shares  of the  Funds' C Class of  shares  (the
     "Distribution Fee").

b.   INDIVIDUAL  SHAREHOLDER  SERVICES  FEE.  For  purposes of paying  costs and expenses  incurred in providing  the services set forth in SECTION 3 below, the Funds shall pay the Advisor, as paying agent for the Funds, a fee equal to 25 basis points (0.25%) per annum of the average daily net assets of the shares  of the  Funds'  C Class  of  shares  (the  "Individual  Shareholder
     Services Fee").

c.   APPLICABILITY  TO NEW FUNDS. If the Issuer desires to add additional  funds to the Plan,  whether  currently-existing  or created in the future (a "New
     Fund"),  and the Issuer's  Board of Trustees (the "Board") has approved the
     Plan for such New Fund in the  manner  set forth in SECTION 5 of this Plan, as well as by the then-sole  shareholder  of the C Class shares of such New
     Fund (if required by the Investment Company Act of 1940 (the "1940 Act") or
     rules  promulgated under the 1940 Act), this Plan may be amended to provide that  such New  Fund  will  become  subject  to this  Plan and will pay the
     Distribution  Fee and the  Shareholder  Services  Fee set forth in SECTIONS
     1(A) AND 1(B)  above,  unless  the  Board  specifies  otherwise.  After the adoption of this Plan by the Board with respect to the C Class of shares of the New Fund,  the term "Funds" under this Plan shall  thereafter be deemed to include such New Fund.

d.   CALCULATION AND ASSESSMENT.  Distribution  Fees and Individual  Shareholder
     Services Fees under this Plan will be calculated  and accrued daily by each
     Fund and paid to the  Advisor  monthly  or at such other  intervals  as the
     Issuer and the Advisor may agree.

SECTION 2. DISTRIBUTION SERVICES

The Advisor  shall use the fee set forth in SECTION 1(A) of this Plan to pay for services in connection  with any activities  undertaken or expenses  incurred by the  distributor  of the Funds'  shares (the  "Distributor")  or its  affiliates primarily  intended to result in the sale of C Class shares of the Funds,  which services may include,  but are not limited to, (A) payment of sales  commission,
ongoing   commissions  and  other  payments  to  brokers,   dealers,   financial
institutions  or others who sell C Class shares of the Funds pursuant to Selling
Agreements; (B) compensation to registered representatives or other employees of
Distributor who engage in or support  distribution of the Funds' C Class shares;
(C) compensation to, and expenses  (including  overhead and telephone  expenses)
of,  Distributor;  (D)  printing  of  prospectuses,   statements  of  additional
information and reports for other than existing  shareholders;  (E) preparation, printing and distribution of sales literature and advertising materials provided to the Funds'  shareholders  and  prospective  shareholders;  (F)  receiving and answering correspondence from prospective  shareholders,  including distributing prospectuses, statements of additional information, and shareholder reports; (G)
provision of facilities to answer  questions from  prospective  investors  about
Fund shares;  (H) complying with federal and state securities laws pertaining to the sale of Fund shares; (I) assisting investors in completing application forms and  selecting  dividend  and other  account  options;  (J)  providing  of other reasonable  assistance in connection with the  distribution of Fund shares;  (K)
organizing  and  conducting  of  sales  seminars  and  payments  in the  form of
transactional   compensation  or  promotional  incentives;  (L)  profit  on  the foregoing;  and (M) such other distribution and service activities as the Issuer determines may be paid for by the Issuers pursuant to the terms of this Plan and in accordance  with Rule 12b-1 of the 1940 Act;  provided that if the Securities and Exchange  Commission  determines that any of the foregoing  services are not
permissible   under  Rule  12b-1,   any  payments  for  such   activities   will
automatically cease.

SECTION 3. INDIVIDUAL SHAREHOLDER SERVICES DEFINED

The Advisor may engage third parties to provide individual  shareholder services to the shareholders of the C Class shares ("Individual  Shareholder  Services").
The payments  authorized  by this Plan are intended to reimburse the Advisor for expenses  incurred  by it as a result  of these  arrangements.  Such  Individual
Shareholder Services and related expenses relate to activities for which service fees may be paid as contemplated by the Conduct Rules of the Financial  Industry
Regulatory  Authority  ("FINRA"),  and may include,  but are not limited to, (A)
individualized  and  customized  investment  advisory  services,  including  the consideration  of shareholder  profiles and specific goals;  (B) the creation of investment  models and asset  allocation  models for use by the  shareholder  in selecting  appropriate Funds; (C) proprietary  research about investment choices and the market in general;  (D) periodic  rebalancing of shareholder accounts to ensure  compliance  with the selected asset  allocation;  (E)  consolidation  of shareholder accounts in one place; and (F) other individual  services;  provided that  if  FINRA  determines  that  any  of  the  foregoing  activities  are  not permissible, any payment for such activities will automatically cease.

SECTION 4. EFFECTIVENESS

This  Plan  has been  approved  by the  vote of both  (a) the  Board,  and (b) a majority  of those  members who are not  "interested  persons" as defined in the
1940 Act (the  "Independent  Members"),  and initially  became  effective May 1,
2001.

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SECTION 5. TERM

This Plan will  continue  in full force and effect for a period of one year from the date hereof, and successive  periods of up to one year thereafter,  provided that each such  continuance is approved by a majority of (a) the Board,  and (b)
the Independent Members.

SECTION 6. REPORTING REQUIREMENTS

The Advisor shall administer this Plan in accordance with Rule 12b-1 of the 1940
Act. The Advisor shall provide to the Board,  and the  Independent  Members will review and approve in exercise of their fiduciary duties, at least quarterly,  a written  report of the  amounts  expended  under this Plan by the  Advisor  with respect to the C Class shares of each Fund and such other  information as may be required by the 1940 Act and Rule 12b-1 thereunder.

SECTION 7. TERMINATION

This Plan may be  terminated  without  penalty at any time with respect to the C
Class shares of any Fund by the vote of a majority of the Board,  by the vote of a majority  of the  Independent  Members,  or by the vote of a  majority  of the outstanding  shares of the C Class of that  Fund.  Termination  of the Plan with respect  to the C Class  shares  of one  Fund  will  not  affect  the  continued
effectiveness of this Plan with respect to the C Class shares of any other Fund.

SECTION 8. AMENDMENTS TO THIS PLAN

This Plan may not be amended to increase materially the amount of compensation a
Fund is  authorized  to pay under  SECTION 1 hereof  unless  such  amendment  is approved in the manner  provided for in SECTION 5 hereof,  and such amendment is further approved by a majority of the outstanding  shares of the Fund's C Class, and no other material  amendment to the Plan will be made unless approved in the manner  provided for approval and annual renewal in SECTION 5 hereof;  PROVIDED,
HOWEVER,  that a new  Fund  may be  added by the  Issuer  upon  approval  by the
Issuer's Board by executing a new Schedule A to this Plan.

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SECTION 9. RECORDKEEPING

The Issuer will preserve copies of this Plan (including any amendments  thereto)
and any related agreements and all reports made pursuant to SECTION 6 hereof for a period of not less than six years  from the date of this  Plan,  the first two years in an easily accessible place.

     IN WITNESS WHEREOF, the Issuer has adopted this Plan as of January 1, 2008.

                                            AMERICAN CENTURY CALIFORNIA TAX-FREE
                                                AND MUNICIPAL FUNDS

                                            By:  /s/  Charles A. Etherington
                                                --------------------------------
                                                 Charles A. Etherington
                                                 Senior Vice President

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                                   SCHEDULE A

                         FUNDS OFFERING C CLASS SHARES

FUNDS                                                         DATE PLAN ADOPTED
-----                                                         -----------------

AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

>>       California High-Yield Municipal                      May 1, 2001
>>       California Long-Term Tax-Free Fund                   September 27, 2007

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